                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Current Report on Form 8-K under the Securities and Exchange Act of 1934 of Cendant Corporation dated July 19, 2001 of our report dated January 29, 2001 (March 2, 2001 as to Note 27) relating to the consolidated financial statements of Avis Group Holdings, Inc. for the years ended December 31, 2000, 1999 and 1998, appearing in the annual report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 2000, and to the incorporation by reference in Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927,
          333-35707, 333-35709, 333-45155, 333-45227, 333-49405, 333-78447,
          333-86469, 333-59244, 333-59246 and 333-59742 of Cendant Corporation
          on Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875,
          33-75682, 33-93322, 33-93372, 33-75684, 33-80834, 33-74068, 33-41823,
          33-48175, 333-09633, 333-09655, 333-09637, 333-22003, 333-30649,
          333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505,
          333-75303, 333-78475, 333-38638, 333-51544 and 333-58670 of Cendant
          Corporation on Form S-8 under the Securities Act of 1933 of our report dated January 29, 2001 (March 2, 2001 as to Note 27) incorporated by reference in the above-mentioned Current Report on Form 8-K of Cendant Corporation.




/s/ Deloitte & Touche LLP
New York, New York
July 19, 2001